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                                                                     EXHIBIT 4.5



                  FIRST AMENDMENT TO THIRD AMENDED AND RESTATED
                                RIGHTS AGREEMENT

         This First Amendment to Third Amended and Restated Rights Agreement dated as of May 29, 2002 (the "Amendment"), is between INTERVOICE-BRITE, INC., a Texas corporation (the "Company"), and COMPUTERSHARE INVESTOR SERVICES, LLC, a Delaware limited liability company, as rights agent (the "Rights Agent").

                                  WITNESSETH:

         WHEREAS, the Company and the Rights Agent are parties to that certain Third Amended and Restated Rights Agreement dated as of May 1, 2001 (as amended, the "Agreement").

         WHEREAS, pursuant to Section 27 of the Agreement, the Company and the Rights Agent desire to amend the Agreement in the manner set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Defined Terms. Except as amended hereby, terms defined in the Agreement shall have the same meanings when used in this Amendment.

         Section 2. Amendments to Definitions.

                  The definition of "Acquiring Person" in Section 1 of the Agreement is amended to add the following language at the end of such definition:

                  Notwithstanding anything contained in this Agreement to the contrary, neither HFTP Investment L.L.C. ("HFTP"), Gaia Offshore Master Fund, Ltd. ("Gaia") nor Caerus Fund Ltd. ("Caerus," and collectively with HFTP and Gaia, the "Buyers") shall become or be an Acquiring Person by virtue of the acquisition of Common Shares pursuant to the terms of that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of May 29, 2002, among the Company and the Buyers (including without limitation acquisition of the Notes, the Warrants and any Conversion Shares and Warrant Shares, as those terms are defined in the Securities Purchase Agreement), and the acquisition of Common Shares pursuant to the Securities Purchase Agreement shall not, under any circumstances, trigger a Distribution Date within the meaning of this Agreement; provided, however, that only Common Shares (including the Conversion Shares and Warrant Shares) acquired pursuant to the Securities Purchase Agreement shall be deemed excluded from the number of Common Shares deemed beneficially owned by each Buyer in determining whether such Buyer is an Acquiring Person.


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         Section 3. Amendments to Summary of Rights. The second full paragraph of the Summary of Rights to Purchase Preferred Shares set forth in Exhibit B to the Agreement shall be amended to add the following sentence to such paragraph:

                  Notwithstanding anything contained in this Agreement to the contrary, neither HFTP Investment L.L.C., Gaia Offshore Master Fund, Ltd. nor Caerus Fund Ltd. (collectively, the "Buyers") shall become or be an Acquiring Person by virtue of the acquisition of Common Shares pursuant to the terms of that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of May 29, 2002, among the Company and the Buyers (including without limitation acquisition of the Notes, the Warrants and any Conversion Shares and Warrant Shares, as those terms are defined in the Securities Purchase Agreement), and the acquisition of Common Shares pursuant to the Securities Purchase Agreement shall not, under any circumstances, trigger a Distribution Date within the meaning of this Agreement; provided, however, that only Common Shares (including the Conversion Shares and Warrant Shares) acquired pursuant to the Securities Purchase Agreement shall be deemed excluded from the number of Common Shares deemed beneficially owned by each Buyer in determining whether such Buyer is an Acquiring Person.

         Section 4. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         Section 6. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 7. Effect of Amendment. Except as expressly modified herein, the Agreement shall remain in full force and effect.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                      INTERVOICE-BRITE, INC.


                                      By:
                                         -------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------



                                      COMPUTERSHARE INVESTOR SERVICES, LLC


                                      By:
                                         -------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------


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